EXHIBIT 21.1



ALADDIN SYSTEMS HOLDINGS, INC.
SUBSIDIARIES OF THE REGISTRANT

NAME STATE OF INCORPORATION

Aladdin Systems, Inc..........................................Delaware

Aladdin Enterprise Solutions, Inc.............................Delaware